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MASTER LEASE AGREEMENT

THIS MASTER LEASE AGREEMENT (this “Master Lease”) dated as of October 30, 2015 is by and between ESSEX CAPITAL CORPORATION, a California corporation, having its principal office at  1486 East Valley Road, Santa Barbara, California, 93108 or its assigns, (“Lessor”), and T2 BIOSYSTEMS, INC., a Delaware corporation, having its principal office at 101 Hartwell Avenue, Lexington, Massachusetts 02421 (“Lessee”).

In consideration of the mutual promises and covenants described in this Master Lease, the parties agree as follows:

EACH LEASE MADE UNDER THIS MASTER LEASE IS A NON-CANCELABLE LEASE (OTHER

 THAN AS PERMITTED BY THE TERMS HEREIN)

1. AGREEMENT TO LEASE.

Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment (“Leased Equipment”) described in the Schedule(s) of Leased Equipment (each, a “Schedule”) executed by Lessor and Lessee from time to time. Each Schedule references this Master Lease and the terms of this Master Lease are deemed incorporated by such reference into and are a part of each Schedule. Each Schedule constitutes a separate lease agreement between Lessor and Lessee. This Master Lease and a Schedule taken together are referred to herein as a “Lease.” In the event of a conflict between this Master Lease and any Schedule, the terms of the Schedule shall prevail. This Master Lease and all Schedules shall be binding upon Lessee and Lessor only after each is duly executed by authorized signers of both Lessee and Lessor. No Lease may be cancelled for any reason other than as permitted by the terms herein. A Lease may not be terminated by Lessee prior to the expiration of the Initial Term (as defined below) other than as permitted by the terms herein.

Each Schedule shall state whether the Leased Equipment to which such Schedule relates is being purchased by Lessor from a third party or being purchased by Lessor from Lessee (the latter being referred to herein as a “Sale Leaseback”). The purchase of the Leased Equipment in a Sale Leaseback shall be evidenced by a bill of sale in the form of Exhibit A attached hereto, and the purchase price for such Leased Equipment shall be its Original Equipment Value, as defined below.

Each Schedule shall set forth the Original Equipment Value of the Leased Equipment to which it relates, as agreed by the parties. “Original Equipment Value” means: (i) in the case of Leased Equipment purchased by Lessor from a third party, the total amount actually paid by Lessor for the Leased Equipment, plus related Soft Costs; (ii) in the case of Leased Equipment purchased by Lessee from a third party within six (6) months prior to the Lease Date, the total amount actually paid by Lessee for the Leased Equipment, plus related Soft Costs; (iii) in the case of Leased Equipment purchased by Lessee from a third party more than six (6) months prior to the Lease Date, the Fair Market Value (as defined below) of the Leased Equipment on the Lease Date, as determined by Lessor, plus related Soft Costs; and

(iv) in the case of Leased Equipment manufactured by Lessee, approximately $[***] per unit, plus related Soft Costs. In each case, Lessee shall supply all documentation reasonably requested by Lessor to

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verify the Original Equipment Value of the Leased Equipment and shall certify as to its accuracy. In no event shall software costs, sales taxes, shipping, duties installation costs and other “soft costs” (collectively, “Soft Costs”) exceed [***] of the Original Equipment Value of the Leased Equipment subject to any Schedule.

The total aggregate Original Equipment Value of all Leased Equipment leased pursuant to all Schedules under this Master Lease shall not exceed $10,000,000.

2.	TERM.

A Schedule commences and Lessee’s obligation to pay rental installments thereunder begins on the Lease Date (as defined below), and shall continue for the term set forth in such Schedule (the “Initial Term”, and if extended pursuant to the terms and conditions of the applicable Lease, the “Term”). The Initial Term of each Lease shall be 36 months.

“Lease Date” means the date on which Lessee has certified in writing to Lessor, in the form of the Delivery and Acceptance Certificate attached to a Schedule, that all of the Leased Equipment under a Lease has been received and accepted by Lessee as installed, tested and ready for use.

3.	STATUS OF PARTIES, WARRANTIES AND DEFENSES.

Each Lease is a finance lease (as defined in California Uniform Commercial Code Section 10103 (a)(7)). Lessee has selected each item of Leased Equipment from the supplier of such Leased Equipment (the “Supplier”). Lessor has not manufactured or supplied any of the Leased Equipment but is acquiring the same or the right to possession and use of the same solely in connection with each applicable Lease and at the request of Lessee. Lessee acknowledges that Lessee has received copies of all contracts evidencing the purchase of Leased Equipment and the rights with respect thereto. With respect to any Lease that is not a Sale Leaseback, Lessor will use reasonably efforts to provide Lessee with copies all contracts with the applicable Supplier.

Lessee’s sole remedy in the event of a claimed breach of warranty or other defect in or failure of any Leased Equipment shall be in accordance with the applicable Supplier’s warranty. Lessee covenants not to assert any claim against Lessor on account of any alleged defect or failure of any Leased Equipment and Lessee may not withhold or fail to pay any rental installments due to Lessor under a Lease. Provided no undisputed Default (as defined below) has occurred and is continuing (and notice thereof has been delivered and the applicable cure period has expired), Lessor assigns to Lessee for the applicable Term  the benefit of any Leased Equipment warranty and any right of return provided by any Supplier.

LESSOR LEASES LEASED EQUIPMENT “AS IS,” AND BEING NEITHER THE MANUFACTURER OF ANY LEASED EQUIPMENT NOR THE AGENT OF EITHER THE MANUFACTURER OR SELLER, LESSOR DISCLAIMS ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION OR PERFORMANCE OF LEASED EQUIPMENT, ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WITH RESPECT TO PATENT INFRINGEMENTS OR THE LIKE. OTHER THAN LOSSES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSOR OR ITS EMPLOYEES OR AGENTS, LESSOR SHALL HAVE NO LIABILITY TO LESSEE OR ANY OTHER PERSON FOR ANY CLAIM, LOSS OR DAMAGE OF ANY KIND OR NATURE WHATSOEVER, NOR SHALL THERE BE ANY ABATEMENT OF RENTAL FOR ANY REASON INCLUDING CLAIMS ARISING OUT OF OR IN CONNECTION WITH (i) THE DEFICIENCY OR INADEQUACY OF LEASED EQUIPMENT FOR ANY PURPOSE, WHETHER OR NOT KNOWN OR DISCLOSED TO   LESSOR,

(ii) ANY DEFICIENCY OR DEFECT IN LEASED EQUIPMENT, (iii) THE USE OR PERFORMANCE

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OF LEASED EQUIPMENT, OR (iv) ANY LOSS OF BUSINESS OR OTHER CONSEQUENTIAL LOSS OR DAMAGE, WHETHER OR NOT RESULTING FROM ANY OF THE FOREGOING.

Lessor shall not interfere with Lessee’s right to possession and quiet enjoyment of Leased Equipment during the applicable Term, provided no Default has occurred and is continuing.

4.	PAYMENT.

Lessee promises and agrees to pay all rental installments shown on each Schedule on the timeline set forth in each Schedule and to pay such other charges as are herein provided. Rental installments shall be paid on an monthly basis, in advance, and shall be a fixed amount for the Initial Term of such Lease. Monthly rental installments for each Lease shall be calculated by multiplying the Original Equipment Value of the Leased Equipment by [***] (the “Lease Rate”). By way of example, for a Lease with an Original Equipment Value of $1,000,000, the monthly rental installment would be $[***]. Lessor may increase the Lease Rate, as to future Schedules that have not yet been entered into at the time of the proposed increase to the Lease Rate, commensurate with increases in the three-year interest swap rate (as published by the Federal Reserve Board), provided that no such increase in the prospective Lease Rate will be made unless such three-year interest swap rate has increased by more than [***] basis points since the date of this Master Lease.

Payments of rental installments shall be payable at the office of Lessor, or to such other person and/or at such other place as Lessor may from time to time designate in writing. Lessor may apply remittances received to unpaid rental installments and/or charges on a due date basis, remittance received being applied to the oldest unpaid rental installment or charge.

Each Lease is a net lease, it being the intention of the parties that all costs, expenses and liabilities associated with Leased Equipment or its lease shall be borne by Lessee other than any income taxes payable to the account of Lessor. Lessee’s agreement to pay all obligations under each Lease, including but not limited to rental installments, is absolute and unconditional and such agreement is for the benefit of Lessor and its assignees. Lessee’s payment obligations shall not be subject to any abatement, deferment, reduction, setoff, defense, counterclaim or recoupment for any reason whatsoever, in each case subject to applicable law and Lessor’s compliance with the terms of this Master Lease and any Lease.

5.	FINANCIAL AND EQUIPMENT CONDITION.

Lessor may inspect Leased Equipment at any time during business hours upon reasonable notice. Lessee agrees to keep Leased Equipment in good condition and repair (ordinary wear and tear excepted) at Lessee’s expense and house the same in suitable shelter, and not to sell or otherwise dispose of Leased Equipment or any accessories attached hereto. The foregoing inspections by Lessor shall be conducted no more often than once every twelve (12) months unless a Default has occurred and is continuing and Lessor shall take commercially best efforts to not interfere with Lessee’s business or operations. Lessee shall cause Leased Equipment to be maintained and serviced in accordance with the recommendations of the applicable Supplier and otherwise in accordance with sound and customary industry practices. Leased Equipment shall be installed at, and shall not be removed from the Equipment Location identified in the applicable Lease without Lessor’s written consent, such consent not to be unreasonably withheld. Leased Equipment required to be registered under applicable state laws shall not be removed from the state of registration without Lessor’s written consent, such consent not to be unreasonably withheld.

Lessee agrees to furnish Lessor current financial statements on a quarterly basis that accurately reflect Lessee’s financial status during the Term of any Lease, it being acknowledged that Lessee is a public company and the filing of Lessee’s quarterly financial statements with the Securities and Exchange

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Commission (the “SEC”) and their public availability on the SEC’s website at www.sec.gov shall satisfy the delivery requirement under this section.

6.	OWNERSHIP.

The parties agree that each Lease creates a lease of personal property, rather than a security interest, within the meaning of California Uniform Commercial Code Section 1203, and that the Initial Term of each unit of Leased Equipment is less than the remaining economic life of such Leased Equipment. No title or right in any Leased Equipment shall pass to Lessee except the rights expressly granted in a Lease. Upon the termination of an Initial Term, except as provided in Section 7, Lessee will promptly crate, insure, and ship the applicable Leased Equipment and operating manuals to whatever destination in the continental United States Lessor shall direct, all at Lessee’s reasonable expense, in as good condition as existing on the Lease Date less normal wear and tear, said destination to be confirmed by Lessee prior to shipment. Lessee agrees to pay Lessor monthly rent for Leased Equipment at the rate specified for the applicable Term on a pro rata basis for any month or part thereof from the end of the applicable Term  until such Leased Equipment is shipped by Lessee. Leased Equipment shall always remain and be deemed personal property even though attached to realty. Lessee shall maintain each unit of Leased Equipment so that it may be removed from the building in which it is placed without material damage to the building. All replacements, accessories, or capital improvements made to or placed in or upon said Leased Equipment that cannot be removed without causing material damage to the  Leased Equipment shall become component parts thereof and title thereto shall immediately vest in Lessor and shall be included under the terms hereof. Lessee agrees that Lessor is authorized, at its option, to file financing statements or amendments thereto without the signature of Lessee with respect to any or all Leased Equipment and, if a signature is required by law, then Lessee appoints Lessor as Lessee’s attorney-in-fact for the purpose of executing any such financing statements and further agrees to pay Lessor a reasonable documentation fee to cover the expense of making such filing(s). Lessee further agrees to itself execute such documents and take such action, as Lessor may reasonably request to protect Lessor and Lessor’s lenders and carve out the interest from any owner or encumbrancer of real property on which Leased Equipment shall be installed or located, waiving any claim of interest in the applicable Leased Equipment and consenting to its removal upon the expiration or sooner termination of the applicable Lease.

If Lessee has one or more secured lenders, Lessee will, upon the request of Lessor, provide Lessor with a release of collateral relating to Leased Equipment executed by each such secured lender and file appropriate UCC financing statement amendments to delete Leased Equipment from the financing statements filed by each such secured lender.

7.	EXPIRATION OF LEASE; PURCHASE OPTION.

For each unit of Leased Equipment, at the expiration of the applicable Initial Term, Lessee shall provide at least ninety (90) days prior written notice to Lessor of Lessee’s intent to either (a) purchase such  Leased Equipment pursuant to the purchase option set forth in the applicable Lease, (b) extend the applicable Lease for a specified period of time, which shall not be less than one year, at a monthly rental rate equal to the Fair Market Value Rental Rate for such Leased Equipment at such time; or (c) return  such Leased Equipment to Lessor pursuant to Section 6 above. In the event that notice is not given at least ninety (90) days prior to the expiration of the applicable Initial Term or any renewal or extension then in effect, then the applicable Lease shall continue as an unlawful hold-over on a month-to month basis, and Lessee shall continue to pay the monthly rent then required under such Lease on a pro rata basis, until Lessee thereafter meets the ninety (90) day prior written notice requirement. Nothing in any Lease shall be deemed or construed as a waiver of Lessor’s rights and remedies upon the expiration or termination of an Initial Term.

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Provided that Lessee has complied in all material respects with all the terms and conditions of a Lease, no Default is continuing under such Lease, and Lessee has paid in full all amounts due under such Lease, including all rental payments and applicable taxes, then Lessee shall have the option to purchase the applicable Leased Equipment upon the expiration of the Initial Term or upon the expiration of any renewal or extension as provided in the applicable Lease. Upon the proper exercise of this purchase option, including timely notice under this Section 7, Lessee may purchase the applicable Leased Equipment for an amount equal to the lesser of:      (x) the Leased Equipment’s then Fair Market Value or

(y) [***] of the Original Equipment Value of such Leased Equipment, plus any applicable taxes, provided that Lessor receives payment in full on or before the last day of the applicable term.   Upon any such exercise of this purchase option and payment in full, title to the applicable Leased Equipment shall be transferred to Lessee free and clear of all liens, security interests and other encumbrances created by Lessor and the applicable Lease shall then terminate. Lessor will deliver to Lessee (and file, if required) documentation as reasonably requested by Lessee terminating any liens, security interests and other encumbrances created by Lessor.

“Fair Market Value” means the value which would be obtained in an arm’s length transaction between an informed and willing buyer-user (other than a lessee currently in possession or a used equipment dealer) under no compulsion to buy, and an informed and willing seller under no compulsion to sell and, in such determination, costs of removal from the location of current use shall not be a deduction from such value. Fair Market Value shall be determined by the mutual agreement of Lessor and Lessee in accordance with the preceding sentence or, if Lessee and Lessor cannot agree within twenty (20) days after Lessor’s receipt of Lessee’s notice of election, by a qualified independent equipment appraiser selected by Lessor, the cost to be shared between Lessor and Lessee 50/50.

“Fair Market Value Rental Rate” means the periodic amount which would be payable for the applicable Leased Equipment in an arm’s length transaction between an informed and willing lessee and an informed and willing lessor, neither under the compulsion to lease. In determining the Fair Market Value Rental Rate, the costs of removing the applicable Leased Equipment from the premises or other physical location where Leased Equipment will be installed or located (the “Equipment Location”) and moving it to a new location shall not be deducted from its value.  The Fair Market Value Rental Rate shall be determined by the mutual agreement of Lessor and Lessee in accordance with the preceding sentence or, if Lessee and Lessor cannot agree within twenty (20) days after Lessor’s receipt of Lessee’s notice of election, by a qualified independent equipment appraiser selected by Lessor, the cost to be shared between Lessor and Lessee 50/50.

8.	ASSIGNMENT.

Lessor may assign this Master Lease or any Lease, and any such assignee(s) may further assign this Master Lease or any Lease, without notice to or consent of Lessee. Any such assignee shall succeed to all rights of Lessor under this Master Lease or the applicable Leases, and such assignee’s rights shall be free from all defenses, set-offs or counter-claims of any kind which Lessee may be entitled to assert against Lessor other than for Lessee’s right to use and possession of Leased Equipment; provided that such assignee enter into an assignment and assumption agreement reasonably requested by Lessee. Lessee hereby waives the right to assert any such defense, set-off or counter-claim against any such assignees, it being understood that such assignees shall assume the obligations of Lessor named in the applicable Lease. Notwithstanding the foregoing, so long as no Default shall have occurred and is continuing, Lessor shall not assign its interest in this Master Lease or any Lease to any assignee who in the reasonable estimation of Lessor is (i) a direct competitor of Lessee, whether as an operating company or direct or indirect parent with voting control over such operating company, or (ii) a vulture or distressed debt fund. By the foregoing waiver, Lessee does not waive the right to any defense, set-off or counterclaim it may

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have against Lessor in the event that Lessor assigns this Master Lease or any Lease pursuant to this provision.

LESSEE SHALL NOT ASSIGN, MORTGAGE OR HYPOTHECATE THIS MASTER LEASE OR  ANY LEASE OR ANY INTEREST THEREIN, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SUCH CONSENT NOT TO BE UNREASONABLY DELAYED OR WITHHELD, AND ANY SUCH TRANSFER OR ASSIGNMENT WITHOUT SUCH CONSENT WILL BE VOID. TITLE TO LEASED EQUIPMENT SUBJECT TO A LEASE IS RETAINED BY LESSOR AND LESSEE COVENANTS THAT IT WILL NOT PLEDGE OR ENCUMBER SUCH LEASED EQUIPMENT IN ANY MATTER WHATSOEVER, NOR PERMIT ANY LIENS, CHARGES, OR ENCUMBRANCES TO ATTACH THERETO (OTHER THAN THOSE CREATED BY LESSOR).

The provisions of this Section 8 apply to and bind the heirs, executors, administration, successors and permitted assigns of the respective parties hereto.

9.	INSURANCE.

Lessee assumes the entire risk of loss or damages to Leased Equipment, whether or not covered by insurance, and no such loss shall relieve Lessee of its obligations hereunder. Lessee agrees to keep all Leased Equipment insured and, upon reasonable request, to provide proof of insurance to Lessor in all Leased Equipment; to protect all interests of Lessor, at Lessee’s expense, against all risks of loss or damage from any cause whatsoever for not less than the unpaid balance of the lease rentals due under the applicable Lease with respect to a unit of Leased Equipment or eighty percent (80%) of the then current Fair Market Value of such Leased Equipment, whichever is higher, and to purchase insurance in the amount set forth in Lessee’s approved equipment lease application to cover the liability of Lessor for public liability or property damage. During the Term of a Lease, Lessor and Lessor’s lenders shall be named as an additional insured in all such insurance policies providing and as a loss payee in the policies insuring the applicable Leased Equipment. Each policy shall expressly provide that said insurance as to Lessor and its assigns shall not be canceled by any acts, omissions or neglect of Lessee (other than non- payment by Lessee of amounts due) and each policy shall not be canceled without ten (10) days prior written notice by Lessee to Lessor. As to each policy, Lessee shall furnish Lessor a certificate of insurance from the insurer reflecting the coverage required by this Section 9 on or before the applicable Lease Date. The proceeds of such insurance resulting from any loss or damage to Leased Equipment, shall be applied toward the replacement or repair of such Leased Equipment. Upon written notice to lessor, Lessee may place such replaced or repaired Leased Equipment at a different Equipment Location. Lessee shall name Lessor as a loss payee for loss or damage or return premium under any insurance policy issued with respect to Leased Equipment. If Lessee fails to maintain the insurance required by this Section 9, Lessor may, but it is not obligated to, obtain insurance in such forms and amounts as it deems reasonable to protect its interests and Lessee agrees to reimburse Lessor for all such costs together with interest at the rate provided herein upon demand.

10.	INDEMNITY.

Lessee shall, at its sole cost and expense, indemnify, hold harmless and defend Lessor and its agents, employees, officers and directors from and against any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities, including reasonable attorney’s fees, arising out of, connected with, resulting from or relating to Leased Equipment or the condition, delivery, leasing, location, maintenance, manufacture, operation, ownership, possession, purchase, repair, repossession, return, sale, selection, service or use thereof, including without limitation (a) claims involving latent or other defects (whether or not discoverable by Lessee or Lessor), (b) claims for trademark patent or copyright infringement, and

(c) claims for injury or death to persons or damage to property, whether resulting from acts or  omissions,

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including negligence, of Lessee or Lessor or otherwise. This indemnity shall not extend to any claim caused by the gross negligence or willful misconduct of Lessor or its employees or agents. Each party shall give the other party prompt written notice of any claims or liability covered by this Section 10, provided that the failure of Lessor to give prompt written notice to Lessee shall not affect Lessee’s indemnification obligations hereunder. Lessee shall not be obligated to indemnify Lessor for any claims that Lessor settles without Lessee’s consent, which consent will not be withheld or delayed unreasonably. The indemnities under this Section 10 shall survive the satisfaction of all other obligations of Lessee herein and the termination of any Lease and this Master Lease.

11.	TAXES AND FEES.

Lessee agrees to use, operate and maintain Leased Equipment in accordance with all laws in all material respects; to pay all licensing and registration fees for Leased Equipment pursuant to applicable terms; to keep the same free of levies, liens and encumbrances other than those created by Lessor; to show all Leased Equipment as “leased equipment” on Lessee’s personal property tax returns; to pay all personal property taxes assessed against equipment, which sum Lessee shall remit to taxing authorities; to pay all other federal, state and local taxes, assessments, fees and penalties which may be levied or assessed on or in respect to Leased Equipment or its use or any interest therein, or rental payments thereon including but not limited to all sales and use taxes, however designated, levied or assessed upon Lessee and Lessor or either of them or said equipment, or upon the sale, ownership, use or operation thereof (other than, in each case, those measured by or in connection with Lessor’s net income). Lessee may defer payment of any contested taxes, provided that (i) Lessee in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Lessor in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a lien upon any Leased Equipment. Lessor may pay such taxes and other amounts and may file such returns on behalf of Lessee if Lessee fails to do so as provided herein. Lessee agrees to reimburse Lessor for reasonable costs incurred in collecting any charges, taxes, assessments or fees for which Lessee is liable hereunder.

12.	ADVANCES.

All advances made and costs reasonably incurred by Lessor to preserve any Leased Equipment or to discharge and pay any taxes, assessments, fees, penalties, liens or encumbrances thereon or to insure any Leased Equipment shall be added to the unpaid balance of rentals due under the applicable Lease or Leases and shall be repayable by Lessee to Lessor immediately together with interest thereon at the rate of [***] percent per month (or, if lower, the highest rate then allowed by law) until paid.

13.	DEFAULT.

Lessee shall be in default hereunder upon receipt by Lessee of notice from Lessor of the occurrence of any of the following events (each a “Default”): (i) failure of Lessee to pay any rental payment or other amount required under any Lease when due, which failure continues for ten (10) days after becoming due under any Lease; (ii) failure of Lessee to perform any other obligation under any Lease or observe any other term or provision of a Lease, which failure continues for ten (10) days after written notice is delivered by Lessor to Lessee; (iii) any representation or warranty made to Lessor by Lessee or by any Guarantor proves to have been false in any material respect when made; (iv) levy, seizure or attachment  or other involuntary transfer of Leased Equipment, and such levy, seizure or attachment is not within   ten

(10) days after the occurrence thereof, removed, discharged or rescinded; (v) a filing by or against Lessee under  the  provisions  of  any  federal  or  state  bankruptcy  or  insolvency  law  and,  in  the  case  of any

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involuntary petition, such petition is not dismissed or stayed within sixty (60) days, or Lessee otherwise becomes subject to the provisions of such law, or assignment for benefit of creditors or bulk transfer of assets by, or cessation of business, termination of existence, death or dissolution of, Lessee or any Guarantor; or (vi) the receipt by Lessor of a written notice from the landlord of an Equipment Location that (a) Lessee has vacated or abandoned such Equipment Location, or (b) any default by Lessee under its real property lease with such landlord has occurred and such landlord intends to retake possession of such Equipment Location as a result of such default. For the avoidance of doubt, a Default under any Lease shall be deemed to be a Default under each Lease then outstanding and under this Master Lease.

“Guarantor” means any guarantor of a Lease and any owner of any property given as security for Lessee’s obligations hereunder.

14.	REMEDIES.

If a Default occurs and is continuing, Lessor may exercise any one or more of the following remedies without demand or additional notice to Lessee and without terminating or otherwise affecting Lessee’s obligations hereunder; (i) accelerate the obligation of Lessee under any or all of the Leases and, in such event, shall be entitled to recover the sum of (a) delinquent rental payments under each such Lease with interest thereon at the legal rate, (b) the total monthly rental payments that would have become due in the future under each such Lease, discounted to present value as of the date of entry of judgment at a rate equal to 80% of the New York Prime Rate as published from time to time in the Wall Street Journal as of that date (the “Discount Rate”), and (c) the amount that would have been paid by Lessee with respect to each such Lease upon the exercise of the purchase option set forth in Section 7 at the end of the Initial Term of each such Lease, discounted to present value as of the date of entry of judgment at a rate equal to the Discount Rate; (ii) require Lessee to assemble all Leased Equipment under any or all of the Leases and make it available to Lessor at a place designated by Lessor in the continental United States, in its reasonable discretion; (iii) take and hold possession of Leased Equipment in a reasonable manner under any or all of the Leases from any premise where the same may be located without liability to Lessee for any damage caused thereby; (iv) sell or lease Leased Equipment, under any or all of the Leases, or any part thereof at public or private sale for cash, on credit or otherwise with or without representations or warranties, and upon such commercially reasonable terms as shall be acceptable to Lessor; (v) subject to the Landlord Waiver (if applicable), use and occupy any Equipment Location for the purpose of taking, holding, reconditioning, displaying, selling or leasing Leased Equipment under any or all of the Leases, without cost to Lessor or liability to Lessee; and (vi) demand, sue for and recover from Lessee all sums due hereunder. Lessee shall be entitled to credit for net proceeds received by Lessor upon sale or reletting of Leased Equipment, if any, discounted to present value. Lessee shall also be liable for all reasonable costs incurred by Lessor in retaking, protecting, and disposing of Leased Equipment, including reasonable legal fees and costs. The total of the amounts specified in clauses (i)(a), (i)(b) and (i)(c) of this Section with respect to any Lease shall be referred to as the “Default Amount” for such Lease.

15.	LATE CHARGE.

In the event a rent payment or personal property tax payment is not made when due under a Lease, Lessee promises to pay a late charge to Lessor or its assigns not later than one month thereafter, in an amount calculated at the rate of [***] per one ($1.00) dollar of each such delayed payment. The late charge and/or the interest payment set forth in this contract shall apply only when permitted by law and, if not permitted by law, the late charges and/or interest payments shall be calculated at the then maximum rate permissible by law.

16.	TERMINATION OF LESSOR’S OBLIGATIONS.

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Lessor shall have no obligation to initiate any new Lease under this Master Lease after the earliest of the following: (i) 12/31/2016; or (ii) the occurrence of any Default that is continuing.

17.	OMISSION.

The omission by Lessor at any time to enforce any default or right reserved to it, or to require performance of any of the terms, covenants or provisions of any Lease or Lessee at any time designated, shall not be a waiver of any such default or right to which the Lessor is entitled, nor shall it in any way affect the right of Lessor to enforce any such provisions thereafter. Lessor may exercise all remedies simultaneously, pursuant to the terms hereof, and such action shall not operate to release Lessee until the full arrival of the rentals due and to become due and all other sums to be paid under any or all of the Leases have been paid.

18.	LESSOR’S TAX BENEFITS.

Lessee acknowledges that Lessor shall be entitled to claim all tax benefits, credits and deductions related to Leased Equipment for federal and state income tax purposes as the owner of such equipment including, without limitation: (i) deductions on Lessor’s cost of Leased Equipment for each of its tax years during the Term of any Lease under any method of depreciation or other cost recovery formula permitted by the Internal Revenue Code of 1986, as amended (hereinafter called the “Code”), and (ii) interest deductions  as permitted by the Code on the aggregate interest paid to any assignee (hereinafter collectively “Lessor’s Tax Benefits”). Lessee agrees to take no action inconsistent with the foregoing or which would result in the loss, disallowance, recapture or unavailability to Lessor of Lessor’s Tax Benefits.

19.	NOTICES.

Any notice or other communication to be given under a Lease shall be in writing and shall be (as elected by the party giving such notice): (i) personally delivered; (ii) transmitted by postage prepaid registered or certified mail, return receipt requested; (iii) deposited prepaid with a nationally recognized overnight courier service; or (iv) transmitted by electronic mail via the Internet (with a copy of such transmission delivered promptly thereafter by registered or certified mail or courier). Unless otherwise provided herein, all notices shall be deemed to be effective on: (a) if delivered personally or by courier, the date of receipt (or if delivery is refused, the date of such refusal); (b) if by electronic mail, the date transmitted to the appropriate electronic mail address and an appropriate return receipt or telephone confirmation is received; or (c) if transmitted by registered or certified mail, three (3) days after the date of posting. Any notice shall refer to the applicable Lease, including the specific section under which notice is being given. Notice shall be directed to a party at the address for such party set forth on the first page of this Master Lease or to such other address or to such other person as either party shall have last designated by such notice to the other party hereto.

20.	GOVERNING LAW, VENUE, and JURY WAIVER.

This Agreement and all legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State, excluding any laws that direct the application of another jurisdiction’s laws. Any dispute that arises under or relates to this Agreement (whether in contract, tort, or both) shall be resolved in the Superior Court of the State of California or, if there is federal subject matter jurisdiction, the United States District Court for the Central District of California. By execution and delivery of this Agreement, each party hereto irrevocably submits to the exclusive jurisdiction of such courts for itself and on behalf of its permitted successors and assigns.  The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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service of process against them, without necessity for service by any other means provided by statute or rule of court. To the extent permitted by law, the parties waive their right to a jury trial.

21.	INTEGRATION.

This Master Lease, together with each Schedule and other addenda, constitutes the entire agreement between Lessor and Lessee with respect to the lease of Leased Equipment. No waiver or amendment of,  or any consent with respect to, any provisions of this Master Lease, each Schedule and related documents shall bind either party unless set forth in writing, specifying such waiver, consent or amendment and signed by each party

22.	COUNTERPARTS.

This Master Lease (and each Schedule hereto and any amendment hereto or thereto or any other document delivered pursuant hereto) may be executed in one or more counterparts and, at such time as each party has signed and delivered at least one such counterpart to the other parties hereto, each counterpart shall be deemed an original and, taken together, the counterparts shall constitute one and the same agreement. The transmission of a counterpart signed with an electronic signature and the transmission of a facsimile, including in portable document format (PDF), of any original signed counterpart by electronic mail shall both be treated for all purposes as the delivery of an original signed counterpart.

23.	LEGAL REPRESENTATION AND CONSTRUCTION.

Each party hereto has been represented by legal counsel in connection with the negotiation and drafting of this Master Lease, each Schedule and any related documents. The parties acknowledge that each party  and its counsel have reviewed and revised this Master Lease, each Schedule and related documents, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Master Lease, any Schedule or any  related documents. As used in a Lease, the terms “includes” or “including” shall mean “including, without limitation.” Wherever the context may require, any pronouns used in a Lease shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns or pronouns shall include the plural and vice versa. Time is of the essence of each lease.

A Lease is not effective nor accepted until the Schedule is signed by an officer of Lessor and Lessee, which is the last act necessary for the effectiveness of a Lease.

24.	SEVERABILITY.

If any one or more of the provisions of this Master Lease or any Schedule is for any reason held by a competent authority to be unenforceable, such determination shall not invalidate the remaining provisions of any Lease, and the unenforceable provision shall be replaced by a mutually acceptable valid and enforceable provision that is closest to the original intention of the parties.

25.	CONTACT WITH LESSEE’S CUSTOMERS.

Lessor agrees not to communicate in any way with Lessee’s customers with respect to any Lease, any Leased Equipment or the relationship between Lessor and Lessee (including visiting or informing such customer of this lease arrangement), including customer locations at which any leased Equipment is located, without the prior written consent of Lessee.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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26. TERMINATION. Any Lease may be terminated at the option of Lessee, and the Lessee will become the owner of the Leased Equipment to which such Lease relates, effective ten (10) business days after Lessee delivers to Lessor (i) written notice of such termination, and (ii) full payment of the Default Amount with respect to such Lease. Those obligations that are expressly specified in this Master Lease and any Lease, respectively, as surviving termination of such Master Lease and Lease, respectively, shall continue to survive notwithstanding such termination.

(Signature Page Follows)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

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IN WITNESS WHEREOF, each of the parties has caused this Master Lease Agreement to be executed by its duly authorized officers.

LESSEE:  T2 BIOSYSTEMS, INC., a Delaware corporation

By:  /s/ Maurice Castonguay__________Title: Chief Financial Officer
Date:  10/31/2015

By:  /s/ Michael Gibbs_______________Title: Senior Corporate Counsel
Date:  10/31/2015

Accepted by LESSOR: ESSEX CAPITAL CORPORATION, a California corporation

By:  /s/ Brad Wheatley____________Title: Chief Financial Officer
Date:  10/30/2015